Boston
                                             September 20, 1995

Prudential Mutual Fund
  Management, Inc.
One Seaport Plaza
New York, N.Y.  10292

              Re:  Prudential Allocation Fund Rule 24f-2 Notice for Fiscal Year
                     Ended July 31, 1995

Ladies and Gentlemen:

You have requested our opinion as to certain matters of Massachusetts law in connection with the Notice pursuant to Rule 24f-2 (the "Notice") under the Investment Company Act of 1940, as amended, being filed for the fiscal year ended July 31, 1995 by Prudential Allocation Fund (formerly "Prudential FlexiFund" and initially "Prudential-Bache FlexiFund"), a trust with transferable shares (the "Fund"), established under Massachusetts law pursuant to a Declaration of Trust dated February 23, 1987 (the "Original Declaration"), as amended by amendments dated January 11, 1990, March 1, 1991 and July 27, 1994, as restated by an Amended and Restated Declaration of Trust dated August 16, 1994, and as supplemented by a Certificate of Designation dated January 11, 1990, an Establishment and Designation of Series of Shares of Beneficial Interest filed on November 16, 1990, and Amended and Restated Certificates of Designation filed on November 27, 1990, July 28,
1994 and July 20, 1995 (as so amended, restated and supplemented, the "Declaration").

    We have acted as counsel to the Fund in connection with the execution and delivery of the Original Declaration and the instruments amending, restating and supplementing the same, and the actions taken by the Trustees of the Fund to organize the Fund and to authorize the issuance and sale of shares of beneficial interest, par value $.01 per share (the Shares"), of the several series authorized by the Declaration. In this connection we have examined and are familiar with the Declaration, the By-laws of the Fund, the Notice, the most recent forms of the Prospectus and the Statement of Additional
Information included in the Fund's Registration Statement on Form N-1A, certificates of Trustees and officers of the Fund and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

    Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

1. The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

2. The Fund is authorized to issue an unlimited number of Shares; the Shares of each series issued by the Fund during the fiscal year ended July 31, 1995 (the "Issued Shares") were duly and validly authorized by all requisite action of the Trustees of the Fund, and no action of shareholders of the Fund was required in such connection.

3. The Issued Shares were validly and legally issued by the Fund, and all of the Issued Shares which remained outstanding at July 31, 1995, were fully paid and non-assessable by the Fund.

         With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose. This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws. We hereby consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Notice, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,



                                         SULLIVAN & WORCESTER

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